EXHIBIT 2 – Certificates – Section 906 of Sarbanes-Oxley Act of 2002

In connection with the quarterly report of Canadian Imperial Bank of Commerce (the “Bank”) for the period ended January 31, 2017, as filed under cover of a Form 6-K with the Securities and Exchange Commission on the date hereof (the “Report”), I, VICTOR G. DODIG, President & Chief Executive Officer of the Bank, certify that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Bank.

/s/ Victor G. Dodig
Victor G. Dodig President & Chief Executive Officer

Date: February 23, 2017

In connection with the quarterly report of Canadian Imperial Bank of Commerce (the “Bank”) for the period ended January 31, 2017, as filed under cover of a Form 6-K with the Securities and Exchange Commission on the date hereof (the “Report”), I, KEVIN GLASS, Senior Executive Vice President & Chief Financial Officer of the Bank, certify that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Bank.

/s/ Kevin Glass
Kevin Glass Senior Executive Vice President & Chief Financial Officer

Date: February 23, 2017